EXHIBIT 99.1

Terra Tech Corp. CEO to Participate in Cannabis Industry Panel and Host Company Presentation at New West Summit

Irvine, CA — October 5, 2017 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”), a vertically integrated cannabis-focused agriculture company, today announced its Chief Executive Officer, Derek Peterson, will participate on an industry panel and host a presentation about Terra Tech Corp. at the New West Summit, in Oakland, California, on Saturday, October 14, 2017.

The panel will be on the subject of “Weed Wellness And Sustainability - Decide What You Put Inside You And Know The Root Of It” and will take place at 3:30pm PT in OCC 208 (Level 2). Panelists will discuss the next generation of cannabis technology, and the role that organic and environmentally sustainable practices will play in the evolution of the legal cannabis industry.

The Company presentation will be held at 1:00pm PT on the same day, Saturday, October 14, 2017, where Mr. Peterson will provide an overview of Terra Tech Corp.’s business model and growth expectations.

Derek Peterson, Chief Executive Officer of Terra Tech Corp., commented, “With the cannabis sector rapidly professionalizing there is a growing awareness of the importance of sustainable farming practices and production of pesticide-free cannabis products. At Terra Tech, we have always prided ourselves on using responsible cultivation practices by integrating the best of the natural world with our unsurpassed technology and expertise to create sustainable, renewable solutions for cannabis cultivation, without sacrificing quality. I look forward to discussing these topics in greater detail and to raising awareness of Terra Tech’s position in the cannabis market with other leading players as well as with interested investors.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About New West Summit

New West Summit focuses exclusively on the game-changing, disruptive developments in technology, investment and media within the cannabis space. The Summit and panelists of active, accredited investors and successful entrepreneurs will look at the future of branding, media, technology, non-profits, venture-backed startups, publicly traded companies and crowd-funding in the new “green rush” industry of Cannabis and beyond. Taking place on Oct 13, 14 & 15, 2017, it will provide three days of B2B and peer community networking, 100 exhibitors, 45 panel discussions, over 2000 attendees, parties, education, Bloom Farms Job Fair and a consumer day to connect with those new to the Cannabis industry.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley’s, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.’s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.’s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.’s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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